United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$93,230
Unrealized Gain (Loss) on Market Value of Futures	(1,072,200)
Dividend Income	57
Interest Income	403
ETF Transaction Fees	350
Total Income (Loss)	$(978,160)

Expenses
General Partner Management Fees	$9,766
Brokerage Commissions	1,655
NYMEX License Fee	244
Non-interested Directors' Fees and Expenses	213
Prepaid Insurance Expense	121
Other Expenses	10,260
Total Expenses	22,259
Expense Waiver	(7,825)
Net Expenses	$14,434
Net Income (Loss)	$(992,594)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/13	$20,880,224
Withdrawals (50,000 Units)	(1,832,408)
Net Income (Loss)	(992,594)

Net Asset Value End of Month	$18,055,222
Net Asset Value Per Unit (500,000 Units)	$36.11

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612